                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements of
Skyway Communications Holding Corp. (the "Company") on Form S-8 of our report, dated April 5, 2003, on our audit of the financial statements of the Company for the year ended December 31, 2002 which report is included in the Annual Report on Form 10-KSB for the year ended December 31, 2002.

/s/ Seligson & Giannattasio, LLP
    Seligson & Giannattasio, LLP
    N. White Plains, NY
    July 7, 2003